UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) August 21, 2015

(Date of earliest event reported) August 18, 2015

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On August 18, 2015, ONEOK, Inc. (“ONEOK”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), with respect to the issuance and sale by ONEOK of $500 million aggregate principal amount of its 7.50% notes due 2023 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by ONEOK, and customary conditions to closing, indemnification obligations of ONEOK, on the one hand, and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Supplemental Indenture and Notes

On August 21, 2015, ONEOK completed the underwritten public offering (the “Offering”) of the Notes. ONEOK registered the sale of the Notes with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (Registration No. 333-198937). ONEOK intends to use the net proceeds from the Offering of approximately $487.1 million, after deducting underwriting discounts and estimated offering expenses, together with available cash, to fund the purchase of additional common units of ONEOK Partners, L.P. (“ONEOK Partners”) at a total purchase price of $650 million. ONEOK Partners anticipates using the net proceeds from the sale of its common units to ONEOK, the previously announced concurrent sale of its common units to Kayne Anderson at a total purchase price of $100 million and ONEOK’s $15.3 million general partnership interest contribution to repay amounts outstanding under its commercial paper program and for general partnership purposes.

The terms of the Notes are governed by the Indenture, dated as of January 26, 2012, between ONEOK and U.S. Bank National Association, as trustee, as supplemented by the Second Supplemental Indenture, dated as of August 21, 2015 (the “Second Supplemental Indenture”).

The Second Supplemental Indenture is filed herewith as Exhibits 4.1 and is incorporated herein by reference. A form of the Notes is filed herewith as Exhibit 4.2 and is incorporated herein by reference. In addition, the legal opinions related to the Notes are filed herewith as Exhibits 5.1 and 5.2 and are each incorporated herein by reference.

Affiliations

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for ONEOK or ONEOK Partners for which they will receive customary fees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under “Supplemental Indenture and Notes” in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

ONEOK issued a news release on August 18, 2015, attached hereto as Exhibit 99.1, announcing the pricing of the Notes. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statement under the Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: August 21, 2015	By:	/s/ Derek S. Reiners
Derek S. Reiners
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number

1.1	Underwriting Agreement dated August 18, 2015, between ONEOK, Inc. and Citigroup Global Markets, Inc., as representative of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated as of August 21, 2015, between ONEOK, Inc. and U.S. Bank National Association, as trustee, with respect to the 7.50% Notes due 2023 (the “Notes”).

4.2	Form of Note (included in Exhibit 4.1 above).

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.2	Opinion of Gable & Gotwals.

23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Gable & Gotwals (included in Exhibit 5.2 hereto).

99.1	News release of ONEOK, Inc. announcing the pricing of the Notes.